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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934



Date of Report (Date of earliest event reported)
                                           December 26, 2001 (December 26, 2001)



                         RTI INTERNATIONAL METALS, INC.
             (Exact name of registrant as specified in its charter)



     Ohio                        001-14437                      52-2115953
(State or other                 (Commission                 (I.R.S. Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)



                               1000 Warren Avenue
                                     Niles, OH                         44446
                     (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code               (330) 544-7700




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ITEM 5.   Niles, Ohio - RTI International Metals, Inc. (NYSE: RTI) announced today that it would receive common stock currently valued at $6.6 million as the result of the recent demutualization of Anthem Insurance Company of Indianapolis, Indiana.

          RTI, as a participant in the large mutual insurance company, is entitled to receive approximately 143,500 common shares of the new company as part of Anthem's initial public offering ("IPO"). Limitations on the sale of the shares will likely restrict cash conversion until sometime after May 3, 2002. RTI will include as other income the net IPO price of $34.34 per share or approximately $4.9 million in the fourth quarter 2001. Any change in value from the IPO price at yearend will be included in comprehensive income.

          This transaction will add approximately $0.14 per share to RTI's net income in the 4th quarter of 2001.


                                    SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            RTI INTERNATIONAL METALS, INC.


                                            /s/ Gordon L. Berkstresser
                                            -------------------------------
                                            Gordon L. Berkstresser
                                            Vice President and Controller


Date:     December 26, 2001
          Niles, Ohio